EXHIBIT 5


                               YIGAL ARNON & CO.
                             ADVOCATES AND NOTARY

JERUSALEM                                     TEL AVIV
31 Hillel Street                              3 Daniel Frisch Street
P.O. Box 69                                   P.O. Box 33777
Jerusalem 91000 Israel                        Tel Aviv 64731 Israel

                                 May 20, 1996


Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 93469
Israel

Dear Sir or Madam:

            Re:  ACCENT SOFTWARE INTERNATIONAL LTD.
                 EMPLOYEE SHARE OPTION PLAN (1995)

      We have acted as Israeli counsel to Accent Software International Ltd., a company organized under the laws of the State of Israel (the "Company"). As such, we have participated in the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration of 750,000 Ordinary Shares of the Company (the "Shares"), which may be issued upon the exercise of options which have been granted under the Company's Employee Share Option Plan (1995).

      We have examined copies of the Memorandum of Association and the Articles of Association, as amended, of the Company and such corporate records, instruments, agreements and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of this giving this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

      Upon the basis of such examination, we are of the opinion that, when issued upon the exercise of the options described above and upon full payment by the option holders of the exercise price, and when any necessary permits have been issued by such Israeli governmental agencies as may have jurisdiction over such matters, the Shares will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the aforesaid Form S-8.

                                          Sincerely,

                                          /s/ Yigal Arnon & Co.

                                          Yigal Arnon & Co.